                                                                     EXHIBIT G


                       AGREEMENT CONCERNING JOINT FILING
                                OF SCHEDULE 13D

     The undersigned agree as follows:

     (i) each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

     (ii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

Dated:  September 27, 1999

                         HK MERGER CORP.


                         By:  /s/ Sami Mnaymneh
                             -----------------------
                         Print Name: Sami Mnaymneh
                         Its: President


                         HIG-HK INVESTMENT, INC.


                         By:  /s/ Sami Mnaymneh
                             -----------------------
                         Print Name: Sami Mnaymneh
                         Its: President

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